                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------


                            ATRIA COMMUNITIES, INC.
                                  as Borrower

                                      And

                           THE LENDERS NAMED HEREIN
                                  as Lenders

                                      And

                        PNC BANK, NATIONAL ASSOCIATION
                            as Administrative Agent

                           PNC BANK, KENTUCKY, INC.
                               as Managing Agent

                        NATIONAL CITY BANK OF KENTUCKY
                            as Documentation Agent


                            ----------------------

                                AMENDMENT NO. 4
                                 dated as of
                              September 29, 1997

                                      to

                               CREDIT AGREEMENT
                                 dated as of
                                August 15, 1996

                            ----------------------

--------------------------------------------------------------------------------

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of September 29, 1997 ("this Amendment"), among ATRIA COMMUNITIES, INC. a Delaware corporation (herein, together with its successors and assigns, the "Borrower"); the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof, constituting all of the Lenders party to the Credit Agreement referred to herein (the "Lenders"); PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Administrative Agent") for the Lenders under the Credit Agreement (hereafter defined); PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as managing agent (the "Managing Agent") for the Lenders under the Credit Agreement; and NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "Documentation Agent") for the Lenders under the Credit Agreement:

PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996, Amendment No. 1 to Credit Agreement, dated as of January 15, 1997, Amendment No. 2 to Credit Agreement, dated as of March 27, 1997, and Amendment No. 3 to Credit Agreement, dated as of May 27, 1997 (as so amended, the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Borrower desires to issue up to $175 million of convertible subordinated notes due 2002 to several initial purchasers who propose to resell such notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended) in reliance on Rule 144A, and institutional "accredited investors" within the meaning of Rule 501(a)(1),(2),
(3) or (7) under such Securities Act.

     (3) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement in order to permit the issuance of such convertible subordinated notes, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     1.1 Indebtedness. Effective on the Effective Date (as hereinafter defined), clause (c) of section 8.4 of the Credit Agreement is amended to include reference to the Convertible Subordinated Notes (as hereinafter defined), so that as so amended such clause reads in its entirety as follows:

          (c)  the following:

               (i) Existing Indebtedness, and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, provided that
          (A) the aggregate principal amount of any such Indebtedness in respect of Residential Mortgage Bond programs of the Borrower and its Subsidiaries (as described in the Registration Statement) currently in existence is not increased above $50,000,000, and (B) the principal amount of any other such Existing Indebtedness is not increased:

               (ii) the American ElderServe Assumed Debt (including any guaranty by the Borrower or any Subsidiary of any of the American ElderServe Assumed Debt), provided that the entire American ElderServe Assumed Debt (and any such guaranty), other than the Suburban Lodge Debt (and any such guaranty in respect thereof), is retired, repaid or prepaid in full within 90 days following the date the American ElderServe Acquisition is completed and not refinanced in whole or in part with Indebtedness other than Loans made hereunder;

               (iii) Contingent Obligations of the Borrower and its Subsidiaries in respect of the American ElderServe Assumed Finance Lease Obligations covering not more than $25,000,000 of Approved Costs (as defined in the documents governing the American ElderServe Assumed Finance Lease Obligations as in effect on the date the American ElderServe Acquisition is completed); and

               (iv) the Convertible Subordinated Notes; and any refinancing, extension, renewal or refunding thereof effected in compliance with the applicable provisions of section 8.7;

     1.2.  Prepayments and Refinancings. Effective on the Effective Date, clause
(c) of section 8.7 of the Credit Agreement is redesignated as clause (d) and clause (b) of section 8.7 of the Credit Agreement is replaced with the following clauses (b) and (c):

          (b) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Convertible Subordinated Notes, or any Indebtedness (other than Indebtedness consisting of the Notes issued hereunder) which has previously refinanced any of the Convertible Subordinated Notes; provided that the Borrower may refinance or refund any Convertible Subordinated Notes or any such Indebtedness if
     (i) the aggregate outstanding principal amount thereof is not increased,
     (ii) the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced, and (iii) any such refinancing, extension, renewal or refunding of thereof involves terms of subordination no less favorable to the Lenders than those originally applicable to the Convertible Subordinated Notes;

          (c) amend or modify (or permit the amendment or modification of) any of the terms or provisions of or terminate (other than any scheduled termination in accordance with the terms thereof) (i) in any manner adverse to the interests of the Lenders any documents or agreement governing any Existing Indebtedness or the Convertible Subordinated Notes, or (ii) in any manner that has, or which would reasonably be expected to have, a Material Adverse Effect, any Acquisition Document; and/or

     1.3. Definitions. Effective on the Effective Date, section 10 of the Credit Agreement is amended to include the following definition in its appropriate alphabetic order:

          "Convertible Subordinated Notes" shall mean up to $175,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002, issued by the Borrower as contemplated by the Offering Memorandum dated September 26, 1997, a true and correct draft of which has been furnished to the Lenders, provided that the terms of subordination applicable to such Notes are not changed from the description thereof contained in such draft in a manner adverse to the interests of the Lenders.

     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     2.1. Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     2.2. Representations and Warranties True and Correct. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     2.3. No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     2.4. Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

     2.5. Offering Memorandum. The Borrower has delivered or caused to be delivered to the Lenders prior to the execution hereof by any Lender a current draft of the Offering Memorandum pursuant to which the Convertible Subordinated Notes are to be offered. The terms of the Convertible Notes as originally issued will be as described in such draft Offering Memorandum (with blank information as to interest rate, payment dates, etc, appropriately completed, and any changes in principal amount not involving an increase in the aggregate principal amount above $175 million being permitted), but with no changes therein as to subordination, redemption or maturity matters which are adverse to the Lenders.

     2.6. Senior Indebtedness, etc. Loans outstanding under the Credit Agreement, as well as reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement, and all related obligations in respect of principal, interest, fees, costs, enforcement expenses and indemnity obligations under the Credit Agreement, will constitute "Senior Indebtedness" as defined in the Indenture governing the Convertible Subordinated Notes, and the Senior Indebtedness under the Credit Agreement will constitute "Designated Senior Indebtedness" as defined in such Indenture.

     SECTION 3. RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     SECTION 4. BINDING EFFECT.

     This Amendment shall become effective if and when, on a date (the "Effective Date") on or prior to November 30, 1997, the following conditions shall have been satisfied:

          (a) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

          (c) the Administrative Agent shall have been notified by the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution); and

          (d) the Borrower shall have completed the initial issuance of the Convertible Subordinated Notes, without giving effect to any over-allotment option; and shall have so notified the Administrative Agent thereof;

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.

     SECTION 5.  MISCELLANEOUS.

     5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     5.2. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.3. Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Managing Agent or the Documentation Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Documentation Agent's and the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent, the Managing Agent, the Documentation Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.4. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.6. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.7. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.8. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


ATRIA COMMUNITIES, INC.                       THE BANK OF NEW YORK


By:  /s/ J. Timothy Wesley                    By:  /s/ Edward J. Dougherty, III
   --------------------------------              ------------------------------
     Chief Financial Officer and                       Vice President
     Vice President of Development


PNC BANK, NATIONAL ASSOCIATION,               THE CHASE MANHATTAN BANK
     Individually and as
     Administrative Agent


By:  /s/ Justin A. Falgione                   By:  /s/ Dawn Lee Lum
   --------------------------------              -----------------------------
     Vice President                                    Vice President


NATIONAL CITY BANK OF KENTUCKY,               MORGAN GUARANTY TRUST COMPANY OF
     Individually and as                           NEW YORK
     Documentation Agent


By:  /s/ Deroy Scott                          By:  /s/ Diana H. Inkof
   --------------------------------              -----------------------------
     Vice President                                    Vice President


PNC BANK, KENTUCKY, INC.                      AMSOUTH BANK OF ALABAMA
     Individually and as
     Managing Agent


By:  /s/ Benjamin A. Willingham               By:  /s/ Joseph M. Rosen
   --------------------------------              -----------------------------
     Vice President                                    Vice President


THE TORONTO-DOMINION BANK                     US BANK OF WASHINGTON,
                                                   NATIONAL ASSOCIATION


By:  /s/ Jimmy Simien                         By:
   --------------------------------              -----------------------------
     Mgr. Credit Administration                        Vice President


BANK ONE, KENTUCKY, NA                        FIRST AMERICAN NATIONAL BANK


By:  /s/ Dennis P. Heishman                   By:  /s/ Kent P. Wood
   --------------------------------              -----------------------------
     Senior Vice President                          Senior Vice President


NATIONSBANK, N.A.                             KEY CORPORATE CAPITAL INC.


By:  /s/ Kevin Wagley                         By:  /s/ J. Mark Mullen
   --------------------------------              -----------------------------
     Vice President                                 Assistant Vice President


FLEET NATIONAL BANK


By:  /s/ Ginger Stolzenthaler
   --------------------------------
     Senior Vice President

                          ACKNOWLEDGMENT AND CONSENT

     For the avoidance of doubt, and without limitation of the intent and effect of sections 5 and 6 of the Parent Guaranty and sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 4 to Credit Agreement (the "Amendment"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, the Managing Agent, the Documentation Agent, any other person who is a third party beneficiary of the Parent Guaranty or the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.

                                SIGNATURES OF PARTIES TO THE PARENT GUARANTY

                                           VENCOR, INC.
                                           FIRST HEALTHCARE CORPORATION
                                           NORTHWEST HEALTH CARE, INC.
                                           MEDISAVE PHARMACIES, INC.
                                           NATIONWIDE CARE, INC.
                                           TheraTx, Incorporated
                                                   (successor by merger with
                                                   Peach Acquisition Corp.)
                                           VENCOR HOSPITALS ILLINOIS, INC.
                                           VENCOR HOSPITALS SOUTH, INC.
                                           VENCOR HOSPITALS EAST, INC.
                                           VENCOR HOSPITALS CALIFORNIA, INC.
                                           VENCOR HOSPITALS TEXAS, LTD.
                                               By: VCI Specialty Services, Inc.,
                                                     its General Partner
                                           VENTECH SYSTEMS, INC.
                                           PASATIEMPO DEVELOPMENT CORP.
                                           VCI SPECIALTY SERVICES, INC.
                                           VENCOR PROPERTIES, INC.






                                           By: /s/ Richard A. Lechleiter
                                               --------------------------
                                                   Vice President

                                 PersonaCare, Inc.
                                 Respiratory Care Services, Inc.
                                 TheraTx Medical Supplies, Inc.
                                 TheraTx Healthcare Management Inc.
                                 TheraTx Staffing, Inc.
                                 Horizon Healthcare Services, Inc.
                                 PersonaCare of Connecticut, Inc.
                                 PersonaCare of Huntsville, Inc.
                                 PersonaCare of Ohio, Inc.
                                 PersonaCare of Owensboro, Inc.
                                 PersonaCare of Pennsylvania, Inc.
                                 PersonaCare of Reading, Inc.
                                 PersonaCare of San Antonio, Inc.
                                 PersonaCare of San Pedro, Inc.
                                 PersonaCare of Wisconsin, Inc.
                                 PersonaCare of Rhode Island, Inc.
                                 PersonaCare of St. Petersburg, Inc.
                                 PersonaCare of Pompano West, Inc.
                                 PersonaCare of Clearwater, Inc.
                                 PersonaCare of Bradenton, Inc.
                                 PersonaCare of Pompano East, Inc.
                                 PersonaCare of Shreveport, Inc.
                                 Tucker Nursing Center, Inc.
                                 Lafayette Health Care Center, Inc.
                                 PersonaCare of Warner Robins, Inc.
                                 NFM, Inc.
                                 Stamford Health Facilities, Inc.
                                 Courtland Gardens Health Center, Inc.
                                 Courtland Gardens Residence, Inc.
                                 Homestead Health Center, Inc.
                                 Tunstall Enterprises, Inc.
                                 Stamford Health Associates Limited Partnership
                                       By: Stamford Health Facilities, Inc.,
                                             its General Partner
                                 Care Venture Partners, L.P.
                                       By: PersonaCare of Rhode Island, Inc.
                                             its General Partner
                                 Oak Hill Nursing Associates Limited Partnership
                                       By: PersonaCare of Rhode Island, Inc.,
                                             its General Partner
                                 Health Havens Associates Limited Partnership
                                       By:  PersonaCare of Rhode Island, Inc.,
                                             its General Partner



                                  By: /s/ Richard A. Lechleiter
                                      ----------------------------
                                        Vice President

Transitional Hospitals Corporation, a Nevada corporation
Transitional Hospitals Corporation, a Delaware corporation
Community Psychiatric Centers of California, a California corporation Transitional Hospitals Corporation of Louisiana Inc., a Louisiana corporation Transitional Hospitals Corporation of Texas Inc., a Texas corporation THC-Seattle, Inc., a Washington corporation
Transitional Hospitals Corporation of Indiana, Inc., an Indiana corporation
THC Minneapolis, Inc., a Washington corporation
J. B. Thomas Hospital, Inc., a Massachusetts corporation
Transitional Hospitals Corporation of Nevada, Inc., a Nevada corporation THC-Chicago, Inc., an Illinois corporation
THC-North Shore, Inc., an Illinois corporation
Transitional Hospitals Corporation of New Mexico, Inc., a New Mexico corporation Transitional Hospitals Corporation of Tampa, Inc., a Florida corporation THC-Hollywood, Inc., a Florida corporation
THC-Houston, Inc., a Texas corporation
Transitional Hospitals Corporation of Wisconsin, Inc., a Wisconsin corporation THC-Orange County, Inc., a California corporation
THC-San Diego, Inc., a California corporation
Community Psychiatric Centers Properties, Incorporated, a California corporation CPC Investment Corporation, a California corporation
Vencor Kentucky, Inc., a Delaware corporation




By: /s/ Richard A. Lechleiter
   ----------------------------------------
      Richard A. Lechleiter
      Vice President of Finance and
      Corporate Controller, on behalf of
      each of the above corporations

               SIGNATURES OF PARTIES TO THE SUBSIDIARY GUARANTY


                                   LANTANA PARTNERS, LTD.
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner
                                   PHILLIPPE ENTERPRISES, INC.
                                   HILLHAVEN PROPERTIES, LTD.
                                   CASTLE GARDENS RETIREMENT CENTER
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner
                                   HILLCREST RETIREMENT CENTER, LTD.
                                     By: FAIRVIEW LIVING CENTERS, INC.
                                           a General Partner
                                   SANDY RETIREMENT CENTER LIMITED PARTNERSHIP
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner
                                   TOPEKA RETIREMENT CENTER, LTD.
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner
                                   EVERGREEN WOODS, LTD.
                                     By: ATRIA COMMUNITIES, INC.,
                                           a General Partner
                                   FAIRVIEW LIVING CENTERS, INC.
                                   TWENTY-NINE HUNDRED ASSOCIATES, LTD.
                                     By: TWENTY-NINE HUNDRED CORPORATION,
                                           a General Partner
                                   TWENTY-NINE HUNDRED CORPORATION
                                   WOODHAVEN PARTNERS, LTD.
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner
                                   TUCSON RETIREMENT CENTER LIMITED PARTNERSHIP
                                     By: HILLHAVEN PROPERTIES, LTD.,
                                           a General Partner


                                   By: /s/ J. Timothy Wesley
                                       -----------------------------------------
                                           Vice President

                             ATRIA COMMUNITIES SOUTHEAST, INC.
                             AMERICAN ELDERSERVE MANAGEMENT, INC.
                             SOUTHERN CARE, INC.
                             AMERICAN ELDERSERVE OF ALABAMA, INC.
                             AMERICAN ELDERSERVE OF TEXAS, INC.
                             SOUTHEAST ASSISTED LIVING RESIDENCES, INC.
                             AMERICAN ELDERSERVE OF NORTH CAROLINA, INC.
                             AMERICAN ELDERSERVE OF FLORIDA, INC.
                             PLANTATION SOUTH ON CYPRESSWOOD LIMITED PARTNERSHIP
                               By: American ElderServe of Texas, Inc.
                                     its General Partner
                             PLANTATION SOUTH AT AUBURN PARTNERSHIP
                               By: American ElderServe of Alabama, Inc.
                                     its General Partner


                             By: /s/ J. Timothy Wesley
                                 -----------------------------------------------
                                     Vice President